EXHIBIT 23.1           INDEPENDENT AUDITORS' CONSENT



      We consent to the incorporation by reference in Registration Statement Nos. 333-67178, 333-63555, 333-53872, 333-21549 of Worldport Communications,
Inc. on Form S-3 of our report dated March 21, 2003, relating to the consolidated financial statements of Worldport Communications, Inc. as of and for the year ended December 31, 2002 appearing in this Annual Report on Form 10-K of Worldport Communications, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
-------------------------

DELOITTE & TOUCHE LLP
Chicago, Illinois
March 26, 2003


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